UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

WideOpenWest, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado 80111
(Address of principal executive offices, including zip code)

(720) 479-3500

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2023, WideOpenWest, Inc. (the “Company”) issued a press release announcing its results for the period ended December 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this report.

The information under this Item 2.02 and Exhibit 99.1 is furnished by the Company in accordance with the rules of the Securities and Exchange Commission. This information shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, the Company and each of David Brunick, the Company’s Chief Human Resources Officer and Craig Martin, the Company’s General Counsel, mutually agreed that each executive will depart from their respective positions on April 1, 2023 and June 1, 2023, respectively.  Each of Mr. Brunick and Mr. Martin have agreed to continue in their roles for a period of time to assist in transitioning certain matters to the individuals described in Item 8.01 below.

Pursuant to each executives’ amended and restated employment agreements, each of Mr. Brunick and Mr. Martin will be entitled to receive, subject to execution and non-revocation of a release of claims in favor of the Company, and continued compliance with the terms and conditions of such employment letter agreement and a severance agreement, (1) severance consisting of a continuation of monthly base salary for a period of 24 months following the actual separation date and benefit continuation for a period of 12 months following the actual separation date, (2) a pro rata portion of the annual bonus for the fiscal year in which termination of employment occurs, and (3) any time-based vesting equity awards held by each executive that would have vested within 12 months following the date of the termination but for such termination to become effective.

Item 8.01. Other Events.

On February 23, 2023, the Company announced that Roger Seiken will be promoted to General Counsel and Leslie Peabody to Chief People Officer.  Mr. Seiken has been with WOW! for more than six years and oversees programming and business development opportunities. Prior to joining WOW!, he was the Associate General Counsel of Legal Affairs at Verizon Communications, Inc. Mr. Seiken received his Juris Doctor from The Catholic University of America, Columbus Law School in 1996, graduating Summa Cum Laude. Ms. Peabody brings more than 15 years of senior human resource experience, including more than 5 years with WOW!, most recently as Senior Vice President of HR Operations. She holds a Master’s Degree in Business Administration, HR Management from the University of Phoenix.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1*	Press release dated February 23, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

February 23, 2023	By:	/s/ John Rego
John Rego
Chief Financial Officer

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